Fourth Quarter Fiscal 2020 Earnings Teleconference November 20, 2020 www.matw.com | Nasdaq: MATW Joseph C. Bartolacci President and Chief Executive Officer Steven F. Nicola Chief Financial Officer

DISCLAIMER Any forward-looking statements contained in this presentation are included pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks and uncertainties that may cause the Company’s actual results in future periods to be materially different from management’s expectations. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove correct. Factors that could cause the Company's results to differ materially from the results discussed in such forward- looking statements principally include changes in domestic or international economic conditions, changes in foreign currency exchange rates, changes in the cost of materials used in the manufacture of the Company's products, changes in mortality and cremation rates, changes in product demand or pricing as a result of consolidation in the industries in which the Company operates, changes in product demand or pricing as a result of domestic or international competitive pressures, ability to achieve cost-reduction objectives, unknown risks in connection with the Company's acquisitions, cybersecurity concerns, effectiveness of the Company's internal controls, compliance with domestic and foreign laws and regulations, technological factors beyond the Company's control, impact of pandemics or similar outbreaks, such as coronavirus disease 2019 ("COVID-19") or other disruptions to our industries, customers or supply chains, and other factors described in the Company’s Annual Report on Form 10-K and other periodic filings with the U.S. Securities and Exchange Commission (“SEC”). Included in this report are measures of financial performance that are not defined by generally accepted accounting principles in the United States (“GAAP”). The Company uses non-GAAP financial measures to assist in comparing its performance on a consistent basis for purposes of business decision-making by removing the impact of certain items that management believes do not directly reflect the Company’s core operations including acquisition costs, ERP integration costs, strategic initiative and other charges (which includes non-recurring charges related to operational initiatives and exit activities), stock-based compensation and the non-service portion of pension and postretirement expense. Management believes that presenting non-GAAP financial measures is useful to investors because it (i) provides investors with meaningful supplemental information regarding financial performance by excluding certain items that management believes do not directly reflect the Company’s core operations, (ii) permits investors to view performance using the same tools that management uses to budget, forecast, make operating and strategic decisions, and evaluate historical performance, and (iii) otherwise provides supplemental information that may be useful to investors in evaluating the Company’s results. The Company believes that the presentation of these non-GAAP financial measures, when considered together with the corresponding GAAP financial measures and the reconciliations to those measures, provided herein, provides investors with an additional understanding of the factors and trends affecting the Company’s business that could not be obtained absent these disclosures. The Company believes that adjusted EBITDA provides relevant and useful information, which is used by the Company’s management in assessing the performance of its business. Adjusted EBITDA is defined by the Company as earnings before interest, income taxes, depreciation, amortization and certain non-cash and/or non-recurring items that do not contribute directly to management’s evaluation of its operating results. These items include stock- based compensation, the non-service portion of pension and postretirement expense, acquisition costs, ERP integration costs, and strategic initiatives and other charges. Adjusted EBITDA provides the Company with an understanding of earnings before the impact of investing and financing charges and income taxes, and the effects of certain acquisition and ERP integration costs, and items that do not reflect the ordinary earnings of the Company’s operations. This measure may be useful to an investor in evaluating operating performance. It is also useful as a financial measure for lenders and is used by the Company’s management to measure business performance. Adjusted EBITDA is not a measure of the Company's financial performance under GAAP and should not be considered as an alternative to net income or other performance measures derived in accordance with GAAP, or as an alternative to cash flow from operating activities as a measure of the Company's liquidity. The Company's definition of adjusted EBITDA may not be comparable to similarly titled measures used by other companies. The Company has also presented adjusted net income and adjusted earnings per share and believes each measure provides relevant and useful information, which is widely used by analysts and investors, as well as by the Company’s management in assessing the performance of its business. Adjusted net income and adjusted earnings per share provides the Company with an understanding of the results from the primary operations of our business by excluding the effects of certain acquisition and system-integration costs, and items that do not reflect the ordinary earnings of our operations. These measures provide management with insight into the earning value for shareholders excluding certain costs, not related to the Company’s primary operations. Likewise, these measures may be useful to an investor in evaluating the underlying operating performance of the Company’s business overall, as well as performance trends, on a consistent basis. Lastly, the Company has presented net debt and believes that this measure provides relevant and useful information, which is widely used by analysts and investors as well as by our management. This measure provide management with insight on the indebtedness of the Company, net of cash and cash equivalents. This measure allows management, as well as analysts and investors, to assess the Company’s leverage. © 2020 Matthews International Corporation. All Rights Reserved. 2

FINANCIAL OVERVIEW

Q4 & YTD FY2020 SUMMARY ($ in millions except per-share amounts) GAAP and non-GAAP Comparison Q4 Q4 2019 Q4 2020 • Growth in consolidated sales, adjusted EBITDA and Sales $ 392.4 $ 399.1 adjusted EPS for the fourth quarter compared to same Gross Margin 36.3% 34.2 % quarter last year Diluted (L)EPS $ (2.28) $ 0.24 • All segments continue to experience some level of Non-GAAP Adjusted EPS* $ 1.01 $ 1.11 commercial impacts from COVID-19 Net (Loss) Income Attributable to Matthews $ (71.1) $ 7.4 • Q4'20 GAAP E(L)PS of $0.24 vs. $(2.28) in Q4'19 that Adjusted EBITDA* $ 59.2 $ 64.1 included a goodwill write-down of $(2.42) per share • Q4'20 adjusted EBITDA increased to $64.1M due to higher sales, cost reduction, and lower travel expenses YTD YTD 2019 YTD 2020 • Q4'20 Non-GAAP adjusted EPS increased to $1.11 Sales $ 1,537.3 $ 1,498.3 compared to $1.01 in Q4'19 driven by higher EBITDA and Gross Margin 35.3% 33.2 % lower interest expense Diluted LPS $ (1.21) $ (2.79) Non-GAAP Adjusted EPS* $ 3.31 $ 3.01 Net Loss Attributable to Matthews $ (38.0) $ (87.2) Adjusted EBITDA* $ 220.9 $ 203.1 * See supplemental slides for Adjusted EPS and Adjusted EBITDA reconciliations, and other important disclaimers regarding Matthews’ use of Non-GAAP measures © 2020 Matthews International Corporation. All Rights Reserved. 4

MEMORIALIZATION

($ in millions)


Q4 Sales
$162.6
$177.7
Q4 FY2019
Q4 FY2020


YTD Sales
$636.9
$656.0
FY2019
FY2020


Q4 Adjusted EBITDA & Margin*
$32.9
20.2%
$43.3
24.3%
Q4 FY2019
Q4 FY2020


YTD Adjusted EBITDA & Margin*
$134.3
21.1%
$146.3
22.3%
FY2019
FY2020

Sales

- Q4 sales driven by increased unit casket sales related to COVID-19 deaths, improved price realization, and higher sales of cremation equipment
- FY2020 sales driven by higher casket sales due to COVID-19 and cremation equipment partially offset by lower cemetery memorial product sales

Adjusted EBITDA

- Q4 and YTD EBITDA driven by higher sales, productivity initiatives, and lower travel-related expenses partially offset by higher material costs and performance based compensation

** See supplemental slide for Adjusted EBITDA reconciliation and other important disclaimers regarding Matthews' use of Non-GAAP measures*

Matthews INTERNATIONAL
© 2020 Matthews International Corporation. All Rights Reserved.
5

SGK BRAND SOLUTIONS ($ in millions) Q4 Sales YTD Sales Sales $186.0 $179.6 • Sales decrease resulted from decline in 743.9 European sales, private label brand market, $693.1 lower cylinder sales, and lower merchandising sales much of which related to COVID-19 • Partially offset by higher US Brand and engineered solutions sales Adjusted EBITDA Q4 FY2019 Q4 FY2020 FY2019 FY2020 • Lower EBITDA for Q4 and full year driven by Q4 Adjusted EBITDA & Margin* YTD Adjusted EBITDA & Margin* lower sales and unfavorable product mix • Savings from the cost reduction initiatives and 32.9 119.5 lower travel-related expense favorably 28.8 impacted adjusted EBITDA 90.6 15.4% 12.9% 17.7% 16.1% 16.1% 13.1% Q4 FY2019 Q4 FY2020 FY2019 FY2020 * See supplemental slide for Adjusted EBITDA reconciliation and other important disclaimers regarding Matthews’ use of Non-GAAP measures © 2020 Matthews International Corporation. All Rights Reserved. 6

INDUSTRIAL TECHNOLOGIES ($ in millions) Q4 Sales YTD Sales Sales • Q4 and YTD sales of warehouse automation 156.5 $149.2 43.8 41.9 decreased due to limited access to job sites due to COVID-19 • Orders for warehouse automation remain strong • YTD Product identification sales consistent with prior year Q4 FY2019 Q4 FY2020 FY2019 FY2020 Adjusted EBITDA Q4 Adjusted EBITDA & Margin* YTD Adjusted EBITDA & Margin* • Decrease driven by lower sales for Q4 and YTD partially offset with lower travel-related 8.4 24.1 expenses 7.5 22.8 19.2% 18.0% 15.4% 15.3% 15.5% 12.4% 15.6%10.3% Q4 FY2019 Q4 FY2020 FY2019 FY2020 * See supplemental slide for Adjusted EBITDA reconciliation and other important disclaimers regarding Matthews’ use of Non-GAAP measures © 2020 Matthews International Corporation. All Rights Reserved. 7

CAPITALIZATION AND CASH FLOWS ($ in millions) Total Debt and Net Debt* Operating Cash Flow 940.7 905.4 $180.4 834.5 793.2 $131.1 09/30/19 09/30/20 YTD FY 2019 YTD FY 2020 Note: Dark gray shades on the left represent Total Debt. • Operating cash flow of $180.4 million, representing new annual Cash Company record • Favorable changes in working capital $41.3 • Debt reduction of $106.2 million during fiscal 2020 $35.3 • Net leverage ratio for bank covenant purposes of approximately 3.8 compared to covenant limit of 4.75 • Quarterly dividend increased to $0.215 per share payable 12/14/2020. 27th consecutive annual dividend increase 09/30/19 09/30/20 * See supplemental slide for Net Debt reconciliation and other important disclaimers regarding Matthews’ use of Non-GAAP measures © 2020 Matthews International Corporation. All Rights Reserved. 8

BUSINESS OVERVIEW

BUSINESS UPDATE • Strong core brand packaging in North America in Q4 SGK BRAND • Retail-related businesses and Europe (e.g. tobacco) slower primarily due to COVID-19 • Higher engineered solutions sales; ongoing energy storage opportunities SOLUTIONS • Additional benefits in cost reduction program expected in FY21 • Casket unit sales growth with improved margins MEMORIALIZATION • Higher cemetery products sales • Higher cremation equipment sales INDUSTRIAL • Strong warehouse automation order backlog; deferrals due to COVID-19 • Recent strengthening in order rates for Product identification TECHNOLOGIES • New product on track to launch later in the fiscal year © 2020 Matthews International Corporation. All Rights Reserved. 10

OUTLOOK FOR FISCAL 2021 • Continued challenges and uncertainty in current COVID-19 economic environment • Strong backlogs; COVID-19 may impact ability to deliver • Continued focus on cost initiatives • Focus on operating cash flow generation • Not providing FY2021 guidance due to uncertainty of COVID-19 © 2020 Matthews International Corporation. All Rights Reserved. 11

SUPPLEMENTAL INFORMATION

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES Included in this report are measures of financial performance that are not defined by generally accepted accounting principles in the United States (“GAAP”). The Company uses non-GAAP financial measures to assist in comparing its performance on a consistent basis for purposes of business decision-making by removing the impact of certain items that management believes do not directly reflect the Company’s core operations including acquisition costs, ERP integration costs, strategic initiative and other charges (which includes non-recurring charges related to operational initiatives and exit activities), stock-based compensation and the non-service portion of pension and postretirement expense. Management believes that presenting non-GAAP financial measures is useful to investors because it (i) provides investors with meaningful supplemental information regarding financial performance by excluding certain items that management believes do not directly reflect the Company’s core operations, (ii) permits investors to view performance using the same tools that management uses to budget, forecast, make operating and strategic decisions, and evaluate historical performance, and (iii) otherwise provides supplemental information that may be useful to investors in evaluating the Company’s results. The Company believes that the presentation of these non-GAAP financial measures, when considered together with the corresponding GAAP financial measures and the reconciliations to those measures, provided herein, provides investors with an additional understanding of the factors and trends affecting the Company’s business that could not be obtained absent these disclosures. © 2020 Matthews International Corporation. All Rights Reserved. 13

ADJUSTED EBITDA

NON-GAAP RECONCILIATION (Unaudited) (In thousands)

	Three Months Ended September 30, 2020	Three Months Ended September 30, 2019	Year Ended September 30, 2020	Year Ended September 30, 2019
Net income (loss)	$ **7,400**	$ **(71,491)**	$ **(87,652)**	$ **(38,889)**
Income tax provision (benefit)	3,987	(3,623)	(18,685)	806
Income (loss) before income taxes	$ **11,387**	$ **(75,114)**	**(106,337)**	**(38,083)**
Net loss attributable to noncontrolling interests	6	360	497	901
Interest expense	7,950	9,894	34,885	40,962
Depreciation and amortization *	30,640	30,034	119,058	90,793
Acquisition costs (1)**	932	2,486	3,844	10,872
ERP integration costs (2)**	136	1,171	2,296	7,508
Strategic initiatives and other charges (3)**	8,759	10,300	33,799	13,449
Legal matter reserve (4)	—	—	10,566	—
Non-recurring / incremental COVID-19 costs (5)	2,121	—	4,655	—
Goodwill write-downs (6)	—	77,572	90,408	77,572
Net realized (gains) losses on divestitures and asset dispositions (7)	—	(612)	(11,208)	3,853
Joint Venture depreciation, amortization and interest expense (8)	—	648	4,732	1,514
Stock-based compensation	1,018	1,560	8,096	7,729
Non-service pension and postretirement expense (9)	1,107	950	7,789	3,802
Total Adjusted EBITDA	$ **64,056**	$ **59,249**	$ **203,080**	$ **220,872**
Adjusted EBITDA margin	*16.0 %*	*15.1 %*	*13.6 %*	*14.4 %*

(1) Includes certain non-recurring costs associated with recent acquisition activities.

(2) Represents costs associated with global ERP system integration efforts.

(3) Includes certain non-recurring costs primarily associated with productivity and cost-reduction initiatives intended to result in improved operating performance, profitability and working capital levels.

(4) Represents a reserve established for a legal matter involving a letter of credit for a customer in Saudi Arabia within the Memorialization segment.

(5) Includes certain non-recurring direct incremental costs (such as costs for purchases of computer peripherals and devices to facilitate working-from-home, additional personal protective equipment and cleaning supplies and services, etc.) incurred in response to COVID-19. This amount does not include the impact of any lost sales or underutilization due to COVID-19.

(6) Represents goodwill write-downs within the SGK Brand Solutions segment.

(7) Includes gain on divestiture of $11,208 within the Memorialization segment for the year ended September 30, 2020. Includes loss on divestiture of $2,004 and $6,469 within the Memorialization segment for the three months and fiscal year ended September 30, 2019, respectively; net gains from sale of buildings and vacant properties of $7,347 for the three months and fiscal year ended September 30, 2019; and realized loss of $4,731 for the three months and fiscal year ended September 30, 2019, respectively

(8) Represents the Company's portion of depreciation, intangible amortization, interest expense, and other non-recurring charges incurred by non-consolidated subsidiaries accounted for as equity-method investments within the Memorialization segment.

(9) Non-service pension and postretirement expense includes interest cost, expected return on plan assets and amortization of actuarial gains and losses. These benefit cost components are excluded from adjusted EBITDA since they are primarily influenced by external market conditions that impact investment returns and interest (discount) rates. The service cost and prior service cost components of pension and postretirement expense are included in the calculation of adjusted EBITDA, since they are considered to be a better reflection of the ongoing service-related costs of providing these benefits. Please note that GAAP pension and postretirement expense or the adjustment above are not necessarily indicative of the current or future cash flow requirements related to these employee benefit plans.

** Depreciation and amortization was $22,323 and $22,320 for the SGK Brand Solutions segment, $5,503 and $4,833 the Memorialization segment, $1,451 and $1,565 for the Industrial Technologies segment, and $1,363 and $1,316 for Corporate and Non-Operating, for the three months ended September 30, 2020 and 2019, respectively. Depreciation and amortization was $87,597 and $59,684 for the SGK Brand Solutions segment, $20,527 and $19,731 for the Memorialization segment, $5,771 and $6,195 for the Industrial Technologies segment, and $5,163 and $5,183 for Corporate and Non-Operating, for the fiscal years ended September 30,, 2020 and 2019, respectively.*

*** Acquisition costs, ERP integration costs, and strategic initiatives and other charges were $4,931 and $5,045 for the SGK Brand Solutions segment and $3,953 and $5,839 for Corporate and Non-Operating, for the three months ended, September 30, 2020 and 2019, respectively. Acquisition costs, ERP integration costs, and strategic initiatives and other charges were $943 for the Memorialization segment for the three months ended September 30,.2020. Acquisition costs, ERP integration costs, and strategic initiatives and other charges were $3,073 for the Industrial Technologies segment for the three months ended September 30, 2019. Acquisition costs, ERP integration costs, and strategic initiatives and other charges were $13,990 and $8,903 for the SGK Brand Solutions segment, $268 and $3,073 for the Industrial Technologies segment, and $22,985 and $19,853,for Corporate and Non-Operating, for the fiscal years ended September 30, 2020 and 2019, respectively. Acquisition costs, ERP integration costs, and strategic initiatives and other charges were $2,696 for the Memorialization segment for the fiscal year ended September 30, 2020.*

* See Disclaimer (page 2) for Management's assessment of supplemental information related to adjusted EBITDA.

Matthews INTERNATIONAL
© 2020 Matthews International Corporation. All Rights Reserved.
14

ADJUSTED NET INCOME AND EARNINGS PER SHARE

NON-GAAP RECONCILIATION (Unaudited) (In thousands, except per share data)

	Three Months Ended September 30,				Year Ended September 30,			
	2020		2019		2020		2019	
		per share		per share		per share		per share
Net income (loss) attributable to Matthews	**$ 7,406**	**$ 0.24**	**$ (71,131)**	**$ (2.28)**	**$ (87,155)**	**$ (2.79)**	**$ (37,988)**	**$ (1.21)**
Acquisition costs [(1)]	699	0.02	1,998	0.07	2,883	0.09	8,371	0.27
ERP integration costs [(2)**]	101	0.01	965	0.03	1,721	0.06	5,781	0.18
Strategic initiatives and other charges [(3)]	6,570	0.20	8,198	0.28	25,485	0.81	10,591	0.34
Legal matter reserve [(4)]	—	—	—	—	7,924	0.25	—	—
Non-recurring / incremental COVID-19 costs [(5)]	1,591	0.05	—	—	3,491	0.11	—	—
Goodwill write-downs [(6)]	—	—	76,316	2.42	81,861	2.63	76,316	2.42
Net realized (gains) losses on divestitures and asset dispositions [(7)]	—	—	(162)	—	(8,406)	(0.27)	3,232	0.10
Joint Venture depreciation, amortization and interest expense [(8)]	—	—	56	—	2,433	0.08	266	0.01
Non-service pension and postretirement expense [(9)]	830	0.03	760	0.02	5,842	0.19	2,927	0.09
Intangible amortization expense	13,407	0.43	14,586	0.47	53,636	1.72	35,232	1.12
Tax-related [(10)]	4,175	0.13	—	—	4,175	0.13	(300)	(0.01)
Adjusted net income	**$ 34,779**	**$ 1.11**	**$ 31,586**	**$ 1.01**	**$ 93,890**	**$ 3.01**	**$ 104,428**	**$ 3.31**

Note: Adjustments to net income for non-GAAP reconciling items were calculated using an income tax rate of 25% and 21.5%, for the three months ended September 30, 2020 and 2019, respectively, and 25% and 23% for the fiscal year ended September 30, 2020 and 2019, respectively.

(1) Includes certain non-recurring costs associated with recent acquisition activities.

(2) Represents costs associated with global ERP system integration efforts.

(3) Includes certain non-recurring costs primarily associated with productivity and cost-reduction initiatives intended to result in improved operating performance, profitability and working capital levels.

(4) Represents a reserve established for a legal matter involving a letter of credit for a customer in Saudi Arabia within the Memorialization segment.

(5) Includes certain non-recurring direct incremental costs (such as costs for purchases of computer peripherals and devices to facilitate working-from-home, additional personal protective equipment and cleaning supplies and services, etc.) incurred in response to COVID-19. This amount does not include the impact of any lost sales or underutilization due to COVID-19.

(6) Represents goodwill write-downs within the SGK Brand Solutions segment.

(7) Includes pre-tax gain on divestiture of $11,208 within the Memorialization segment for the year ended September 30, 2020. Includes pre-tax loss on divestiture of $2,004 and $6,469 within the Memorialization segment for the three months and fiscal year ended September 30, 2019, respectively; pre-tax net gains from sale of buildings and vacant properties of $7,347 for the three months and fiscal year ended September 30, 2019; and pre-tax realized loss of $4,731 for the three months and fiscal year ended September 30, 2019, respectively

(8) Represents the Company's portion of depreciation, intangible amortization, interest expense, and other non-recurring charges incurred by non-consolidated subsidiaries accounted for as equity-method investments within the Memorialization segment.

(9) Non-service pension and postretirement expense includes interest cost, expected return on plan assets and amortization of actuarial gains and losses. These benefit cost components are excluded from adjusted EBITDA since they are primarily influenced by external market conditions that impact investment returns and interest (discount) rates. The service cost and prior service cost components of pension and postretirement expense are included in the calculation of adjusted EBITDA, since they are considered to be a better reflection of the ongoing service-related costs of providing these benefits. Please note that GAAP pension and postretirement expense or the adjustment above are not necessarily indicative of the current or future cash flow requirements related to these employee benefit plans.

(10) Fiscal 2020 balance represents tax-related items incurred in connection with goodwill write-downs.

* See Disclaimer (page 2) for Management's assessment of supplemental information related to adjusted net income and adjusted EPS.

Matthews INTERNATIONAL
© 2020 Matthews International Corporation. All Rights Reserved.
15

NET DEBT NON-GAAP RECONCILIATION (Unaudited) (In thousands) September 30, 2020 September 30, 2019 Long-term debt, current maturities $ 26,824 $ 42,503 Long-term debt 807,710 898,194 Total debt 834,534 940,697 Less: Cash and cash equivalents (41,334) (35,302) Net Debt $ 793,200 $ 905,395 * See Disclaimer (page 2) for Management’s assessment of supplemental information related to net debt. © 2020 Matthews International Corporation. All Rights Reserved. 16